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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2003

Aon CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-7933 (Commission File Number)	36-3051915 (I.R.S. Employer Identification No.)
200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)		60601 (Zip Code)

Registrant's Telephone Number, Including Area Code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

        The information required by Item 12. Results of Operation and Financial Condition is being provided under Item 9 pursuant to SEC guidance in SEC Release No. 33-8216.

        The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific references in such filing.

Highlights

        On May 2, 2003, Aon filed a Form 8-K that included enhanced reported revenue information for 2002 and 2001 within the segments. This Form 8-K filing supplements the May 2 Form 8-K by adding reclassified segment information and additional revenue information for each quarter and for the full year ended December 31, 2000 and additional revenue information for first quarter 2003. Organic revenue growth data for the sub-segments and pretax margins for the segments before previously reported special and unusual charges have also been added. Schedules including this information are attached for each quarter and full year ended December 31, 2002 and 2001, and for first quarter 2003.

        On May 5, 2003, a Form 8-K was filed in conjunction with the release of first quarter 2003 financial results that included enhanced sub-segment revenue detail with organic revenue growth information. The percentages originally reported in our May 5 Form 8-K (and first quarter 2003 Form 10Q) for organic revenue growth for the Risk Management and Insurance Brokerage—International and Claims Services sub-segments have changed based upon a review of the underlying calculation. The organic revenue growth percentages were originally reported as 11% and 7%, respectively, and were amended to 10% and 14%, respectively. This change did not impact reported revenue growth information for either the sub-segments or the total Risk and Insurance Brokerage Services segment. When we refer to organic revenue growth, we exclude the impact of foreign exchange. In addition, we also exclude the impact of acquisitions, dispositions, transfers, investment income and other items. Written premium and fees are the basis for organic revenue growth within the Insurance Underwriting segment, whereas reported revenues reflect earned premiums.

        This supplemental information is being furnished to assist investors in analyzing the Company's historical 2002, 2001 and 2000 financial information compared with the enhanced presentation that began in first quarter 2003.

        Exhibit 99.1 from the May 2, 2003 Form 8-K (that provides segment reclassification information for 2002 and 2001) is attached as Exhibit 99.1 with the addition of quarterly and full year 2000 results.

        Exhibit 99.2 from the May 2, 2003 Form 8-K (that provides additional revenue information) is attached as Exhibit 99.2 with the addition of first quarter 2003 and quarterly and full year 2000 results.

        Exhibit 99.3 from the May 2, 2003 Form 8-K (that provides various segment information after the reclassification, including organic revenue growth and reported pretax margins) has been expanded to include sub-segment organic revenue growth detail and is attached as Exhibit 99.3 with the addition of first quarter 2003 results.

        A reconciliation of reported revenue growth to organic revenue growth for the segments and sub-segments is attached as Exhibit 99.4 for first quarter 2003 and for each quarter and full year ended December 31, 2002 and 2001.

        Exhibit 99.4 from the May 2, 2003 Form 8-K (that provides segment information after the reclassification—excluding previously reported special and unusual charges) has been expanded to include pretax margins—excluding previously reported special and unusual charges and is attached as Exhibit 99.5 with the addition of first quarter 2003 results.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aon CORPORATION
By:	/s/ DAVID P. BOLGER David P. Bolger Executive Vice President and Chief Financial Officer

Date: July 11, 2003

EXHIBIT INDEX

        The following is a list of the exhibits filed herewith.

Exhibit Number	Description of Exhibit
99.1	Reclassified Segment Information for: (i) the quarters ended March 31, June 30, September 30 and December 31, 2002; (ii) the quarters ended March 31, June 30, September 30 and December 31, 2001; (iii) the quarters ended March 31, June 30, September 30 and December 31, 2000; and (iv) the years ended December 31, 2002, 2001and 2000.
99.2
Additional Revenue Information for: (i) the quarter ended March 31, 2003; (ii) the quarters ended March 31, June 30, September 30 and December 31, 2002; (iii) the quarters ended March 31, June 30, September 30 and December 31, 2001; (iv) the quarters ended March 31, June 30, September 30 and December 31, 2000; and (v) the years ended December 31, 2002, 2001 and 2000.
99.3
Various Segment Information—After Reclassification for: (i) the quarter ended March 31, 2003; (ii) the quarters ended March 31, June 30, September 30 and December 31, 2002; (iii) the quarters ended March 31, June 30, September 30 and December 31, 2001; and (iv) the years ended December 31, 2002 and 2001.
99.4
Reconciliation of Reported Revenue Growth to Organic Revenue Growth for: (i) the quarter ended March 31, 2003; (ii) the quarters ended March 31, June 30, September 30 and December 31, 2002; (iii) the quarters ended March 31, June 30, September 30 and December 31, 2001; and (iv) the years ended December 31, 2002 and 2001.
99.5
Segments as Reclassified—Excluding Previously Reported Special & Unusual Charges for: (i) the quarter ended March 31, 2003; (ii) the quarters ended March 31, June 30, September 30 and December 31, 2002; (iii) the quarters ended March 31, June 30, September 30 and December 31, 2001; and (iv) the years ended December 31, 2002 and 2001.

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  Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX